UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2010, Broadridge Financial Solutions, Inc., a Delaware corporation (“Broadridge”), and its wholly-owned subsidiary, Broadridge Investor Communication Solutions, Inc., a Delaware corporation (“ICS”), entered into a stock purchase agreement (the “Agreement”) to acquire all of the issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), of Matrix Financial Solutions, Inc., a Delaware corporation (“Matrix”). The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, ICS shall acquire (the “Acquisition”) all of the Common Stock of Matrix from the shareholders of Matrix, including the private equity firm Bluff Point Associates Corp., two trusts, and several individual shareholders, including certain Matrix employees. Broadridge is the guarantor of ICS’ obligations under the Agreement, including payment of the purchase price.

Under the Agreement, the purchase price payable by ICS (the “Purchase Price”) is $201 million, less any indebtedness of the Company for borrowed money and any interest accrued thereon outstanding at the closing of the Acquisition (the “Closing Date”), subject to certain adjustments. On the Closing Date, each holder of a share of Common Stock will be entitled to receive an amount equal to the quotient of (a) the Purchase Price, as adjusted to reflect the net working capital of Matrix on the Closing Date, divided by (b) the aggregate number of shares of Common Stock outstanding on the Closing Date, after giving effect to the exercise of Matrix stock options outstanding on the date of the Agreement. A portion of the Purchase Price will be deposited on the Closing Date into an escrow account to secure the sellers’ indemnification obligations under the Agreement.

The Agreement has been approved by the boards of directors of Broadridge and Matrix, and the transaction is expected to close prior to December 31, 2010, subject to the satisfaction of customary closing conditions, including regulatory approvals.

Item 7.01.	Regulation FD Disclosure.

On November 23, 2010, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press release of Broadridge Financial Solutions, Inc. dated November 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/S/ ADAM D. AMSTERDAM
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary